UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2024

THE TJX COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
 (Address of principal executive offices) (Zip Code)

(508) 390-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TJX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2024, The TJX Companies, Inc. (“TJX” or the “Company”) entered into new agreements with John Klinger, Executive Vice President, Chief Financial Officer, and Scott Goldenberg, Senior Executive Vice President, Finance, in connection with the Company’s succession planning process. The agreements reflect Mr. Klinger’s promotion to Senior Executive Vice President, Chief Financial Officer, and Mr. Goldenberg’s transition to an executive advisory role, in each case effective February 4, 2024.

The agreement with Mr. Klinger provides for an annual base salary of $825,000 as of February 4, 2024 and otherwise generally continues the terms and conditions of his existing offer letter agreement with the Company, including eligibility to participate in the Company’s Management Incentive Plan (“MIP”), Long Range Performance Incentive Plan (“LRPIP”), and Stock Incentive Plan (“SIP”) at a level commensurate with his position and responsibilities. Under the new agreement, Mr. Klinger will be eligible for a MIP target award opportunity of 85% of actual base salary earned during FY25, an LRPIP target award opportunity of $450,000 for the FY25-27 award cycle, and a target total value of $2,900,000 for the next stock award granted to him under the SIP. The agreement with Mr. Goldenberg extends the term of his existing employment agreement with the Company until April 25, 2025, unless the employment agreement is terminated earlier in accordance with its terms, and reflects that Mr. Goldenberg will no longer serve as an executive officer of TJX as of February 3, 2024 (the last day of FY24). The agreement with Mr. Goldenberg provides for an annual base salary of $750,000 and continued eligibility to participate in MIP, LRPIP and SIP at a level commensurate with his position and responsibilities, with outstanding LRPIP awards adjusted downward based on his new role as of February 4, 2024 and with salary and incentives subject to further adjustment in connection with any mutually agreed adjustments to his employment schedule, and otherwise generally continues the terms and conditions of his existing employment agreement with the Company.

On February 2, 2024, TJX also entered into a letter agreement with Kenneth Canestrari, Senior Executive Vice President, Group President that extends the term of Mr. Canestrari’s existing employment agreement with the Company until January 30, 2027, unless the agreement is terminated earlier in accordance with its terms. The agreement also provides for a minimum annual base salary of $1,000,000 and otherwise continues the terms and conditions of his existing employment agreement.

The foregoing summaries of the agreements are qualified in their entirety by reference to the full text of the agreements, copies of which will be filed with the SEC as exhibits to the Company’s Annual Report on Form 10-K for fiscal year 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and
General Counsel

Dated: February 6, 2024